Exhibit 99.2

AquaBounty Technologies, Inc. Announces Pricing of the Public

Secondary Offering of Common Stock by Selling Stockholders

MAYNARD, Mass., November 18, 2021 (GLOBE NEWSWIRE) — AquaBounty Technologies, Inc. (Nasdaq: AQB) (“AquaBounty” or the “Company”), a land-based aquaculture company utilizing technology to enhance productivity and sustainability, today announced the pricing of the previously announced underwritten public secondary offering of 11,200,000 shares of its common stock by certain selling stockholders affiliated with Third Security (the “Selling Stockholders”) at a price to the public of $2.10 per share. In addition, the Selling Stockholders have granted the underwriters of the offering a 30-day option to purchase up to 1,680,000 additional shares of common stock at the public offering price, less underwriting discounts and commissions. AquaBounty is not selling any shares in the offering, nor will AquaBounty receive any of the proceeds from the sale of the shares being offered by the Selling Stockholders. The Selling Stockholders will bear the costs associated with the sale of such shares, including underwriting discounts and commissions. The offering is expected to close on or about November 23, 2021, subject to customary closing conditions.

Oppenheimer & Co. Inc. and Lake Street Capital Markets, LLC are acting as joint book-running managers for this offering.

A registration statement on Form S-3 (including a prospectus and a preliminary prospectus supplement describing the offering) relating to the public offering of the shares of common stock described above was filed with the Securities and Exchange Commission (“SEC”) and was declared effective on August 19, 2021. A preliminary prospectus supplement describing the terms of the offering has been filed with the SEC and is available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, from Oppenheimer & Co. Inc. Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, NY 10004, or by calling (212) 667-8563, or by emailing EquityProspectus@opco.com; or Lake Street Capital Markets, LLC, Attention: Syndicate Department, 920 Second Avenue South, Suite 700, Minneapolis, Minnesota 55402, or by calling (612) 326-1305, or by emailing syndicate@lakestreetcm.com; or at the SEC’s website at http://www.sec.gov.

This press release shall not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About AquaBounty

AquaBounty Technologies, Inc. (NASDAQ: AQB) is a leader in aquaculture leveraging decades of technology expertise to deliver game changing solutions that solve global problems, while improving efficiency, sustainability and profitability. AquaBounty provides fresh Atlantic salmon to nearby markets by raising its fish in carefully monitored land-based fish farms through a safe, secure and sustainable process. The Company’s land-based Recirculating Aquaculture System (“RAS”) farms, located in Indiana, United States and Prince Edward Island, Canada, are close to key consumption markets and are designed to prevent disease and to include multiple levels of fish containment to protect wild fish populations. AquaBounty is raising nutritious salmon that is free of antibiotics and other contaminants and provides a solution resulting in a reduced carbon footprint and no risk of pollution to marine ecosystems as compared to traditional sea-cage farming. For more information on AquaBounty, please visit www.aquabounty.com or follow us on Facebook, Twitter, LinkedIn and Instagram.

Forward-Looking Statements

This press release contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995, as amended, that involve significant risks and uncertainties about AquaBounty, including but not limited to statements with respect to the completion, timing, and size of the proposed underwritten offering of common stock. AquaBounty may use words such as “expect,” “anticipate,” “project,” “intend,” “plan,” “aim,” “believe,” “seek,” “estimate,” “can,” “focus,” “will,” and “may” and similar expressions to identify such forward-looking statements. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are risks relating to, among other things, whether or not AquaBounty will be able to raise capital, the final terms of the underwritten offering of common stock, market and other conditions, the satisfaction of customary closing conditions related to the underwritten offering of common stock, AquaBounty’s business and financial condition, and the impact of general economic, public health, industry or political conditions in the United States or internationally. For additional disclosure regarding these and other risks faced by AquaBounty, see disclosures contained in AquaBounty’s public filings with the SEC, including the “Risk Factors” in the company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and prospectus supplement for this offering. You should consider these factors in evaluating the forward-looking statements included in this press release and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof, and AquaBounty undertakes no obligation to update such statements as a result of new information, except as required by law.

Company Contact:

AquaBounty Technologies, Inc.

Dave Conley, Director of Communications

+1 613 294 3078

Investor Relations:

Greg Falesnik

MZ Group - MZ North America

+1 949 259 4987

AQB@mzgroup.us